As filed with the Securities and Exchange Commission on April 17, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Quince Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-1024039
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

611 Gateway Boulevard, Suite 273

South San Francisco, CA 94080

(415) 910-5717

(Address of Principal Executive Offices) (Zip Code)

Quince Therapeutics, Inc. 2019 Equity Incentive Plan

Quince Therapeutics, Inc. 2019 Employee Stock Purchase Plan

(Full title of the plan)

Dirk Thye

Chief Executive Officer

Quince Therapeutics, Inc.

611 Gateway Boulevard, Suite 273

South San Francisco, CA 94080

(Name and address of agent for service)

(415) 910-5717

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

David F. Marx

Dan Lyman

Dorsey & Whitney LLP

111 S. Main Street, Suite 2100

Salt Lake City, Utah 84111

(801) 933-7360

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Quince Therapeutics, Inc. (the “Registrant”) is filing this registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register the offering of an additional 268,293 shares of common stock (the “Registered Shares”), par value $0.001 per share (“Common Stock”) of the Registrant, giving effect to the 1-for-10 reverse split of the Registrant’s shares of common stock effected as of April 10, 2026 (the “Reverse Split”). The Registered Shares being registered herein include (i) 214,635 shares of Common Stock, issuable pursuant to the Registrant’s 2019 Equity Incentive Plan (the “2019 EIP”), giving effect to the Reverse Split and (ii) 53,658 shares of Common Stock issuable pursuant to the Registrant’s 2019 Equity Stock Purchase Plan (the “2019 ESPP”), giving effect to the Reverse Split. These additional shares of Common Stock are securities of the same class as other securities for which previous registration statements on Form S-8 were filed with the Commission on May 9, 2019 (File No. 333-231307), March 16, 2020 (File No. 333-237199), March 1, 2021 (File No. 333-253743), March 1, 2022 (File No. 333-263186), March 15, 2023 (File No. 333-270577), April 1, 2024 (File No. 333-278440), and March 24, 2025 (File No. 333-286063) (collectively, the “Prior Registration Statements”). Accordingly, the contents of the Prior Registration Statements are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The Registered Shares which represent shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provisions in each of the 2019 EIP and 2019 ESPP, which provide that the total number of shares subject to such plan may be increased on the first day of each Registrant’s fiscal year pursuant to a specified formula.

In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on April 10, 2026;

(b)

The Registrant’s Current Reports on Form 8-K filed on January  29, 2026, February  2, 2026, February  12, 2026 (excluding Item 2.02), March  20, 2026, March  30, 2026 (excluding Item 7.01), and April 9, 2026; and

(C)

The description of the Registrant’s Common Stock contained in the registration statement on Form 8-A registering the Registrant’s Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) filed with the Commission on May 1, 2019, including any amendments or reports filed for purposes of updating such description, including Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 24, 2025.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed herewith:

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Specimen Stock Certificate	S-1/A	333-230853	4.1	4/29/2019

4.2	Description of Securities	10-K	001-38890	4.3	03/16/2020

4.3	Form of Pre-Funded Warrant	8-K	001-38890	4.1	6/13/2025

4.4	Form of Common Warrant		001-38890	4.2	6/13/2025

5.1	Opinion of Dorsey & Whitney, LLP					X

23.1	Consent of Dorsey & Whitney, LLP (included in Exhibit 5.1)					X

23.2	Consent of Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on the signature page of this Registration Statement)					X

99.1	2019 Equity Incentive Plan, and forms of stock award agreements thereunder	10-K	001-38890	10.6	4/1/2024

99.2	2019 Employee Stock Purchase Plan	S-1/A	333-230853	10.5	4/29/2019

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on April 17, 2026.

QUINCE THERAPEUTICS, INC.

/s/ Dirk Thye
Dirk Thye, M.D.
Chief Executive Officer, Chief Medical Officer and Director

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dirk Thye and Brendan Hannah, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

Name	Title	Date

/s/ Dirk Thye Dirk Thye, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	April 17, 2026

/s/ Brendan Hannah Brendan Hannah	Chief Business Officer and Chief Operating Officer (Principal Financial and Accounting Officer)	April 17, 2026

/s/ David A. Lamond David A. Lamond	Director	April 17, 2026

/s/ Christopher J. Senner Christopher J. Senner	Director	April 17, 2026